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Cable Design Technologies Corporation                               Exhibit 11.1
Computation of Earnings per Share
(In thousands, except share and per share data)

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


                                                                        Quarter Ended April 30,       Nine Months Ended April 30,
                                                                           1997           1996            1997           1996
Primary:
Income/(loss) before extraordinary items                                 $9,191        ($3,357)        $25,269         $7,729
Extraordinary loss                                                          ---           (596)            ---           (596)
                                                                      ---------     ----------      ----------      --------
Net Income/(loss)                                                        $9,191        ($3,953)        $25,269         $7,133

Weighted average number of shares of common stock outstanding        18,435,500     16,819,139      18,287,374     15,346,160
Assumed exercise of stock options                                     2,087,333            ---       2,244,448      2,682,074
                                                                      ---------     ----------      ----------      --------
Total shares                                                         20,522,833     16,819,139      20,531,822     18,028,234

Primary earnings before extraordinary items per common share              $0.45         ($0.20)          $1.23          $0.43
Primary loss from extraordinary items                                       ---         ($0.04)            ---         ($0.03)
                                                                      ---------     ----------      ----------      --------
Primary earnings/(loss) per common share                                  $0.45         ($0.24)          $1.23          $0.40

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                                                                       Quarter Ended April 30,       Nine Months Ended April 30,
                                                                           1997           1996            1997           1996
Fully diluted:
Income/(loss) before extraordinary items                                 $9,191        ($3,357)        $25,269         $7,729
Extraordinary loss                                                          ---           (596)            ---           (596)
                                                                      ---------     ----------      ----------      --------
Net Income/(loss)                                                        $9,191        ($3,953)        $25,269         $7,133

Weighted average number of shares of common stock outstanding        18,435,500     16,819,139      18,287,374     15,346,160
Assumed exercise of stock options                                     2,087,333            ---       2,244,448      2,708,423
                                                                      ---------     ----------      ----------      --------
Total shares                                                         20,522,833     16,819,139      20,531,822     18,054,583

Fully diluted earnings before extraordinary items per common share        $0.45         ($0.20)          $1.23          $0.43
Fully diluted loss from extraordinary items                                 ---         ($0.04)            ---         ($0.03)
                                                                      ---------     ----------      ----------      --------
Fully diluted earnings/(loss) per common share                            $0.45         ($0.24)          $1.23          $0.40
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